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                                                                     EXHIBIT 3.3

                    TERRITORY OF THE BRITISH VIRGIN ISLANDS

                   THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP 291)

                           MEMORANDUM OF ASSOCIATION
                                      OF
                            ChipPAC FINANCE LIMITED

     NAME

1.   The name of the Company is ChipPAC Finance Limited.

     REGISTERED OFFICE

2. The Registered Office of the Company will be at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

     REGISTERED AGENT

3. The Registered Agent of the Company will be HWR Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

     GENERAL OBJECTS AND POWERS

4. (1) The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Island;

     (2)  The Company may not

          (a) carry on business with persons resident in the British Virgin Islands;

          (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph (e) of Subclause (3);

          (c) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

          (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker unless it is licensed under an enactment authorizing it to carry on that business.

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     (e)  carry on the business of company management, unless it is licensed under the Company Management Act, 1990; or

     (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

(3) For purposes of paragraph (a) of subclause (2), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

     (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands.

     (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

     (c) it prepares or maintains books and records within the British Virgin Islands;

     (d) it holds, within the British Virgin Islands, meetings of its directors or members;

     (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

     (f) it holds shares, debt, obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

     (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

(4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to

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          perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.


     CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.

     AUTHORIZED CAPITAL

6.   The authorized capital of the Company is US$50,000.00.

     CLASSES, NUMBER AND PAR VALUE OF SHARES

7. The authorized capital is made up of one class and one series of shares divided into 50,000 shares of US$1.00 per value.

     DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8.  All shares shall

    (a)   have one vote each;

    (b) be subject to redemption, purchase or acquisition by the Company for fair value; and

    (c) have the same rights with regard to dividends and distributions upon liquidation of the Company.

     VARIATION OF CLASS RIGHTS

9. If at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

     RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

10. The rights conferred upon the holders of the shares or any class issued with preferred or other rights shall not

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     unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     REGISTERED SHARES AND BEARER SHARES

11. Shares may be issued as registered shares or to bearer as may be determined by a resolution of directors.

     EXCHANGE OF REGISTERED SHARES AND BEARER SHARES

12. Registered shares may be exchanged for bearer shares and bearer shares may be exchanged for registered shares.

     TRANSFER OF REGISTERED SHARE

13. Subject to the provisions relating to the transfer of shares set forth in the Articles of Association annexed hereto (the "Articles of Association") registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

     SERVICE OF NOTICE ON HOLDERS OF BEARER SHARES

14. Where shares are issued to bearer, the bearer, identified for this purpose by the number of the share certificate, shall be requested to provide the company with the name and address of an agent for service of any notice, information or written statement required to be given to members, and services upon such agent shall constitute service upon the bearer of such shares until such time as a new name and address for service is provided to the Company. In the absence of such name and address being provided it shall be sufficient for the purposes of service for the Company to publish the notice, information or written statement or a summary thereof in one or more newspapers published or circulated in the British Virgin Islands and in such other place, if any, as the Company shall from time to time by a resolution of directors or a resolution of members determine. The directors of the Company must give sufficient notice of meetings to members holding shares issued to bearer to allow a reasonable opportunity for them to secure or exercise the right or privilege that is the subject of the notice other than the right or privilege to vote, as to which the period of notice shall be governed by the Articles of Association. What amounts to sufficient notice is a

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     matter of fact to be determined after having regard to all the circumstances.

     AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

15. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or directors.

     DEFINITIONS

16. The meanings of words in this Memorandum of Association are as defined in the Articles of Association.

     We, HWR SERVICES LIMITED, of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 5th day of February, 1999 in the presence of:

Witness                                    Subscriber

/s/ Ibn K. Thomas                          /s/ Adel K. Clyne
--------------------------                 --------------------------
    Ibn K. Thomas                              Adel K. Clyne
    Craigmuir Chambers                         Authorized Signatory
    Road Town, Tortola                         HWR Services Limited


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